UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 30, 2007

ALDILA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21872	13-3645590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14145 Danielson St., Ste. B, Poway, California		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(858) 513-1801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING INFORMATION Certain statements made in this Form 8-K, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q and 8-K.

Item 1.01 Entry into a Material Definitive Agreement

Concurrently with the closing of the transaction described in Item 2.01, Aldila, Inc.’s subsidiary Aldila Golf Corp. a Delaware corporation (“AGC”) has entered into a Supply Agreement with Carbon Fiber Technology LLC, a Delaware limited liability company (“CFT”). The Supply Agreement will to allow AGC to continue to purchase up to 900,000 pounds of carbon fiber during the first year, and up to approximately 1,000,000 pounds of carbon fiber in subsequent years. The Supply Agreement will run for 5 years, subject to certain early termination provisions. AGC will pay CFT’s costs plus an agreed mark-up for carbon fiber purchased under the Supply Agreement. AGC is required to use the carbon fiber purchased under the Supply Agreement internally.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 30, 2007, Aldila Materials Technology Corp. (“AMTC”), a subsidiary of Aldila, Inc., completed the previously announced sale of AMTC’s 50% interest in Carbon Fiber Technology LLC (“CFT”) to SGL Carbon Fibers and Composites, Inc. (“SGL”), a subsidiary of SGL Group — The Carbon Company. Prior to the closing SGL owned the other 50% of CFT.

The price received by AMTC was $17,000,000 plus one half of the Estimated Net Working Capital of CFT, which was $2,847,723.50, for a total payment at the closing of $19,847,723.50. The Estimated Net Working Capital amount paid at the closing is subject to adjustment to reflect Final Working Capital, based on a physical inventory as of the closing and certain other adjustments. This adjustment is expected to occur within 85 days.

The Membership Interest Purchase Agreement (“Agreement”) by and among SGL, AMTC and CFT was signed November 27, 2007.

Representations and Warranties.

The Agreement provides for typical representations and warranties among the parties, including a number of representations and warranties regarding the condition of CFT which are made by CFT. AMTC and SGL each have represented to the other that, to their respective knowledge, the CFT representations and warranties are true and correct.

The party’s various representations and warranties generally survive for 18 months following the closing, except AMTC’s representations and warranties regarding title to the interest sold which survives indefinitely, or claims for indemnification relating to representations or warranties which are asserted prior to the 18 month deadline which survive until resolved.

Indemnification.

AMTC has agreed to indemnify SGL and, from and after the closing, CFT, and their respective officers, directors, employees and affiliates from losses arising out of (a) any inaccuracy in or breach of AMTC’s representations or warranties in or pursuant to the Agreement; (b) any breach or non-performance of any covenants or agreements made by AMTC in or pursuant to the Agreement; and (c) the operation of CFT’s business on or before the closing (subject to a limit of 50% of such losses relating to pre-closing operations).

SGL has agreed to indemnify AMTC and its affiliates from losses arising out of (a) any inaccuracy in or breach of SGL’s representations or warranties contained in the Agreement; (b) any breach or non-performance of any covenants or agreements made by SGL in or pursuant to the Agreement; and (c) the operation of CFT’s business after the closing, except to the extent the circumstances giving rise to the losses would also be the basis for a claim of indemnification against AMTC under the Agreement.

CFT has agreed to indemnify AMTC and its affiliates from losses arising out of (a) any inaccuracy in or breach of CFT’s representations and warranties contained in the Agreement; or (b) any breach or non-performance of any covenants or agreements made by CFT in the Agreement.

AMTC and SGL have agreed that AMTC shall not be required to indemnify SGL or CFT with respect to claims for indemnification against AMTC related to the operation of CFT’s business on or before the closing unless and until the aggregate amount of all such claims exceeds $200,000, in which event indemnification shall be for the full amount of such losses, subject to a maximum amount of $3,000,000. AMTC is not further entitled to seek indemnification from CFT for indemnification claims asserted against AMTC by SGL, and AMTC has waived it rights for indemnification under the CFT Amended and Restated Limited Liability Company Agreement, dated October 29, 1999 (“CFT Operating Agreement”), to the extent of such claims.

Confidentiality; Non-Solicitation of Employees and Customers; Non-Competition.

Pursuant to the Agreement AMTC has agreed to maintain the confidentiality of CFT’s and SGL’s confidential and proprietary information. SGL and CFT have agreed to maintain the confidentiality of AMTC’s confidential and proprietary information.

During the term of the Supply Agreement, up to a maximum of 5 years after the closing (“Restricted Period”), AMTC will not solicit employees or independent contractors of SGL to leave such employment, nor will AMTC solicit any person that was a customer of CFT at any time during the three year period immediately prior thereto for the purpose of providing them goods or services similar to or competitive with those provided by CFT. SGL will not solicit employees of AMTC or its affiliates to leave employment with AMTC or its affiliates during the Restricted Period.

AMTC has agreed that it will continue to be bound by the restrictions in Section 5.9(b) of the CFT Operating Agreement. During the Restricted Period, AMTC has further agreed it will not engage in the manufacture or sale of continuous carbon fibers manufactured from polyacrylonitrile precuser raw materials, nor own any interest in any firm which engages in such business.

Release of Claims

As a condition to the closing, SGL and CFT have released any claims against Peter Mathewson, Bob Cierzan and Scott Bier (each an “Aldila Representative”) relating to the business of CFT or the performance of their respective duties in connection with CFT prior to the closing.

Each Aldila Representative has released any claims they may have against SGL and CFT arising out of their service as a CFT managing board member, officer, operating committee member or otherwise, prior to the closing.

The release does not include (a) claims relating to Aldila Representatives who were a manager of CFT from (i) acts or omissions which he knew at the time were clearly in conflict with the interests of CFT or were criminal, (ii) any transaction from which he derived an improper personal benefit; (iii) a willful breach of the CFT Operating Agreement; (b) claims relating to Aldila Representatives’ actions which constitute fraud, gross negligence, intentional misconduct or violation of applicable law; or (c) CFT’s obligations under Sections 5.6 or 5.7 of the CFT Operating Agreement.

Mr. Mathewson is Chairman and CEO of Aldila, Inc., President of AMTC, and served as a manager and a member of the CFT operating committee prior to the closing. Mr. Cierzan is the Secretary and Vice President — Finance of Aldila, Inc. and served as a member of the CFT operating committee prior to the closing. Mr. Bier is the Vice-President — Controller of Aldila, Inc. and provided accounting assistance to CFT from time to time.

Cautionary Statements

Any description of the Agreement, Release and Supply Agreement are not complete and are qualified in their entirety by reference to the complete text of the documents. A copy of the Agreement and the Release are attached as Exhibits hereto, and incorporated herein by this reference. A copy of the Supply Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K and may be subject to a request that certain portions thereof be treated as confidential pursuant to applicable SEC regulations.

The Agreement and the Release have been attached as Exhibits only to provide investors with information regarding their respective terms. Except for its status as contractual documents that establish and govern the legal relations among the parties thereto with respect to the Transaction, the Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to such Agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged among the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk among the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Registrant or any of its subsidiaries.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma financial information

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007, unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006, and, in each case, the applicable notes thereto, prepared to give effect to the sale of the Company’s 50% interest in CFT, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that might have been achieved had the transaction occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

The pro forma adjustments are based upon available information and assumptions believed to be reasonable in the circumstances. There can be no assurance that such information and assumptions will not change from those reflected in the pro forma financial statements and notes thereto.

 (d)   Exhibits.

Exhibit No.	Description

2.1*

Membership Interest Purchase Agreement by and among SGL Carbon Fibers and Composites, Inc., a Nevada corporation, Aldila Material Technology Corp., a Delaware corporation, and Carbon Fiber Technology LLC, a Delaware limited liability company, dated as of November 27, 2007.

2.3

Release by and among SGL Carbon Fibers and Composites, Inc., a Nevada corporation, Carbon Fiber Technology LLC, a Delaware limited liability company, Peter Mathewson, Bob Cierzan and Scott Bier, made and entered into as of November 30, 2007.

10.1

Amended and Restated Limited Liability Company Agreement of Carbon Fiber Technology LLC dated October 29, 1999 (attached as Exhibit B to the Member Interest Purchase Agreement dated as of October 20, 1999 among SGL Carbon Fibers and Composites, Inc., SGL Technik GmbH, Aldila Materials Technology Corp. and Aldila, Inc., filed as Exhibit 10.17 to the Aldila, Inc. annual report on Form 10-K for the year ended December 31, 1999, and incorporated herein by this reference).

99.1	Pro Forma Financial Statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2007

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2006

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

* Schedules have been omitted pursuant to SEC rules and will be provided to the SEC upon its request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDILA, INC.

Dated: December 6, 2007	By: /s/ Robert J. Cierzan

Name: Robert J. Cierzan
Title: Vice President, Secretary
and Treasurer